Exhibit 10.1


                               EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of March 11, 1997 between Intermagnetics General Corporation ("Intermagnetics" or "Company"), a New York corporation with its principal office located at 450 Old Niskayuna Road, Latham, New York 12110, and Richard J. Stevens ("Mr.Stevens"), who resides at 8024 Brookside Place, Wauwatosa, Wisconsin 53213.

        WHEREAS, Mr. Stevens has been employed by Medical Advances, Inc. ("Medical Advances") on an at will basis since December 1985, and has served as President of Medical Advances since its incorporation in July 1985; and

        WHEREAS, Medical Advances merged with and became a wholly-owned subsidiary of Intermagnetics effective on the date hereof; and

        WHEREAS, Intermagnetics wishes to enter into an Agreement with Mr. Stevens to (i)provide for continuation of Mr. Stevens' employment with Medical Advances, (ii) reinforce and encourage the continued dedication of Mr. Stevens to Medical Advances, and (iii) provide for the services of Mr. Stevens as President of Medical Advances;

        NOW, THEREFORE, in consideration of the matters recited and the respective covenants and promises of the parties contained in this Agreement, the parties agree as follows:

        Employment. For the term of this Agreement, Intermagnetics shall employ Mr. Stevens as President/Chief Operating Officer ("President") of Medical Advances. Mr. Stevens shall report directly to Intermagnetics' Chief Executive Officer. Mr. Stevens shall perform the duties generally associated with the job description set forth on Schedule "A" of this Agreement. Notwithstanding the foregoing, Intermagnetics, through its Chief Executive Officer, retains the discretion to vary the title and duties of Mr. Stevens from time to time; provided that Mr. Stevens' title and duties shall not be less than at a senior executive level during the term of this Agreement.

        Performance. Mr. Stevens shall devote his entire business time and effort rendering services as President of Medical Advances, or in such other capacity as may be determined by the Chief Executive Officer of Intermagnetics consistent with the provisions in Paragraph 1 of this Agreement. Mr. Stevens shall perform his services diligently to the best of his ability. Mr. Stevens agrees that in performing his services, and in all aspects of his employment as a senior level executive of Intermagnetics, he will comply in all material respects with all directives, policies, standards and regulations from time to time established by Intermagnetics to the extent they do not conflict with this Agreement. Mr. Stevens may during the term of this Agreement, with the concurrence of Intermagnetics, pursue other professional activities such as serving on other boards of directors and performing charitable and civic activities so long as such other activities do not interfere with his performance of duties under this Agreement.

        Term. This Agreement shall be effective as of March ___, 1997 and, unless otherwise terminated as provided in this Agreement, shall continue for 60 months until March 31, 2002. This Agreement may be terminated at any time by mutual agreement of the parties.

        Compensation and Benefits.

        Salary. Mr. Stevens shall receive the compensation described on Schedule B, which may be increased from time to time, as full compensation for services performed under this Agreement.

        Stock Option. Subject to approval of Intermagnetics' Board of Directors, Intermagnetics shall grant Mr. Stevens an incentive stock option as described on Schedule C in accordance with its customary terms for such option.

        Benefits. Mr. Stevens shall be entitled to participate in Intermagnetics' Senior Management Incentive Compensation Plan. Mr. Stevens also shall be entitled to receive group medical insurance and other employee benefits, including, but not limited to, life insurance, disability insurance, pension benefits and 401K participation, subject to the same eligibility requirements afforded other senior executive employees of Intermagnetics. Mr. Stevens acknowledges that these employee benefit plans may be amended, enlarged, diminished or eliminated on a non-discriminatory basis by Intermagnetics from time to time at its discretion.

        Reimbursement of Expenses. During the term of this Agreement, Mr. Stevens shall be entitled to reimbursement by Intermagnetics for all reasonable expenses incurred by him in the performance of his duties as President or senior executive in accordance with Company policy.

        Vacations; Holidays; Personal Time; Sick Time. Mr. Stevens shall be entitled to annual personal paid leave (PPL) and to holiday time, in accordance with Medical Advances' policies for exempt employees. To the extent these policies change for Medical Advances employees, Mr.Stevens agrees to receive personal and sick time in accordance with those changes, in conformity with policies applicable to senior management positions at Intermagnetics.

        Confidential and Proprietary Information. As used in this Paragraph 6, "secret" and "confidential" are used in the ordinary sense and do not refer to official security classifications of any government. As used in this Paragraph, "Intermagnetics" includes its subsidiary, Medical Advances. Mr. Stevens agrees:

        to communicate to Intermagnetics promptly and fully, and assign to Intermagnetics all inventions or significant technical or business innovations developed or conceived solely by him or jointly with others from the time of entering Intermagnetics' employ until any termination of employment (1) which are along the lines of the business, work or investigations of Intermagnetics or of its subsidiaries or affiliated companies, or (2) which result from or are suggested by any work which he may do for or on behalf of Intermagnetics;

        1.1 to execute all necessary papers and otherwise to assist Intermagnetics and its nominees during and subsequent to his employment in every proper way (entirely at its or their expense) to obtain for its or their own benefit, patents, copyrights, or other legal protection for such inventions or innovations, or for publications pertaining to them, in any and all countries, said inventions and innovations to be the exclusive property of Intermagnetics or its nominees, whether or not patented or copyrighted;

        1.2 to make and maintain adequate and current written records of all such inventions or innovations, in the form of notes, sketches, drawings, or reports relating to Intermagnetics at all times;

        1.3 upon any termination of employment, promptly to deliver to Intermagnetics all drawings, blueprints, manuals, letters, notes, notebooks, reports, models, and other materials (including all copies) which are of a secret or confidential nature relating to the business of Intermagnetics or of its subsidiaries or affiliated companies, which are in his possession or under his control;

        1.4 except as Intermagnetics may otherwise consent in writing, not to publish or otherwise disclose (except as his job duties may require) either during or subsequent to his employment, any information, knowledge, or data of Intermagnetics or its customers which he may receive or develop during the course of his employment relating to inventions, discoveries, formulas, processes, machines, manufacturing methods, compositions, computer programs, accounting methods, information systems or business or financial plans or reports, or other matters which are of a secret or confidential nature;

        1.5 to notify Intermagnetics in writing before making any disclosure or performing or causing to be performed any work for or on behalf of Intermagnetics, which appears to conflict with (1) rights he claims in any invention or idea (a) conceived by Mr.Stevens or others prior to his employment, or (b) otherwise outside the scope of this Agreement, or (2) rights of others arising out of obligations incurred by Mr.Stevens (a) prior to this Agreement, or (b) otherwise outside the scope of this Agreement. In the event Mr. Stevens fails to give notice under the circumstances specified above, Intermagnetics may assume that no such claim exists against Intermagnetics with respect to the use of any such invention or idea for or on behalf of Intermagnetics.

        Agreement not to Compete. In consideration of his employment rights under this Agreement and in recognition of the fact that he has access to Intermagnetics' confidential information, Mr.Stevens agrees:

        During the term of this Agreement, that he will not participate directly or indirectly, in any capacity, in any business or business activity that is in competition with Intermagnetics or its subsidiaries or affiliated companies.

        a. For a period of two years after the date of termination of his employment, for any reason, except as expressly provided in Paragraph 8(e), unless acting with Intermagnetics' express written consent, that he will not directly or indirectly own or participate in, or be connected with, as an officer, director, employee, partner, investor, consultant or advisor, any business that engages, or proposes to engage in the development, manufacture or sale of products similar to the products of Intermagnetics or of its subsidiaries or affiliated companies; except that Intermagnetics acknowledges and agrees that Mr. Stevens may continue to own shares in Intermagnetics' stock and up to 2% of the shares of any other publicly traded company so long as Mr. Stevens does not participate in the management or control of such company.

        b. For a period of two years after the date of termination of his employment, for any reason, that he will not employ either directly or on behalf of a third party, any person who is an employee of Intermagnetics as of the date of the termination of Mr.Stevens' employment.

        Termination.

        For Cause. Intermagnetics may terminate Mr. Stevens' employment under this Agreement for "cause" which shall mean: (i) theft or other dishonesty in the performance of his job duties or otherwise related to his employment; (ii) conviction of a felony, or conviction of a misdemeanor involving fraud; (iii) use of illegal substances; (iv) neglect of duties or persistent refusal to adhere to Intermagnetics' policies or directions; or (v) material breach of any term of this Agreement. In the event Intermagnetics determines that termination of Mr. Stevens is justified under (iv) or (v) above, Intermagnetics shall give Mr. Stevens thirty (30) days notice to cure his neglect or rectify his breach. If after thirty (30) days, Mr.Stevens has failed to cure his neglect or rectify his breach, Intermagnetics may terminate his employment. For all other causes of termination under this Paragraph 8(a), Intermagnetics may terminate Mr. Stevens immediately upon discovery of the cause.

        Disability. Intermagnetics may terminate Mr. Stevens' employment if Mr. Stevens is unable, as a result of physical or mental disability, to perform his duties as provided in this Agreement for a period in excess of twenty (20) weeks, consecutively or non-consecutively, in any twelve
        (12) month period. Termination under this provision shall be executed by written notice from Intermagnetics to Mr. Stevens and shall be effective thirty (30) days following the written notice. For purposes of determining whether Mr. Stevens has a "physical or mental disability" under this Paragraph 8(b), he shall be evaluated by a physician retained by Intermagnetics at Intermagnetics' expense. Such physician must be Board Certified in the specialty for which Mr. Stevens is being evaluated. Mr. Stevens shall make all relevant medical records available to the physician retained by Intermagnetics and shall otherwise cooperate in such evaluation.

        Death. This Agreement shall terminate in the event of Mr. Stevens' death, effective on the date of his death.

        By Mr. Stevens. Mr. Stevens may terminate this Agreement at any time upon one-hundred-eighty days prior written notice.

        Without Cause. If Intermagnetics terminates Mr. Stevens without cause, Intermagnetics will, for each of the nine (9) months following the termination notice in which he is not fully employed, (i) pay Mr. Stevens a severance equal to his monthly salary at the time of such notice; and (ii) maintain all benefits and benefit eligibility under Paragraph 4(c). Intermagnetics shall waive Mr. Stevens' obligation under Paragraph 7(b) upon the earlier of (i) the end of the ninth month following notice of termination, or (ii) one month after its last payment to Mr. Stevens under this Paragraph 8(e).

        Miscellaneous.

        Governing Law. This Agreement is made under, and shall be interpreted, construed, and enforced in accordance with the laws of the State of Wisconsin.

        Disputes. All disputes arising out of this Agreement or Mr. Stevens employment with Intermagnetics shall be submitted to binding arbitration under the rules of the American Arbitration Association.

        Enforcement. The restrictions and obligations contained in Paragraphs 6, 7 and 8(e) shall survive and remain enforceable following the termination of the Agreement for any reason, including, but not limited to, termination by Intermagnetics with or without cause. The parties agree that Intermagnetics would suffer irreparable harm if Mr. Stevens were to violate any of the restrictions set forth in Paragraphs 6 and 7, and that, notwithstanding the provisions in Paragraph 9(b), such restrictions may be enforced by an injunction or restraining order in addition to any other remedies available to Intermagnetics.

        Severability. If any provision or provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect.

        Successors and Assigns. This Agreement shall benefit and bind the parties and the successors and assigns of Intermagnetics.

        Entire Agreement. This Agreement contains the entire agreement of the parties relating to its subject matter, and supersedes all prior agreements, negotiations and representations not specifically set forth in this Agreement.

        IN WITNESS HEREOF, the parties have caused this Employment Agreement to be executed as of the date first written above.

                                 INTERMAGNETICS GENERAL CORPORATION



                                 By:_/s/ Carl H. Rosner_______________________
                                     Carl H. Rosner, Chief Executive Officer


                                 Date:__March 10, 1997________________________


                                 ___/s/ Richard J. Stevens__________________
                                 Richard J. Stevens


                                 Date:__March 10, 1997________________________

                                   SCHEDULE A
                                JOB DESCRIPTION



JOB TITLE:     President and Chief Operating Officer - Medical Advances, Inc.

Effective Date:    03/06/97                        Revision No.   0



__________________________________       __________________________________
    Functional Manager                       Director of Administration





Fair Labor Standards Act Status: Exempt

Supervision Received: Minimum

1. DUTIES AND RESPONSIBILITIES:

        A. Contacts:

        Chairman of the Board and Chief Executive Officer of Intermagnetics Senior Vice President of Intermagnetics
        Chief Financial Officer of Intermagnetics
        General Counsel
        All levels within Medical Advances, Inc.
        Senior level customers and suppliers and other business relationships Collaborators
        Agencies

        B. Supervision:

        Directly supervises an Administrative Assistant and all function managers for Medical Advances. Indirectly responsible for supervision of all Medical Advances employees.

        C. Work Direction:

        As agreed with Chief Executive Officer of Intermagnetics.

        D. General Responsibilities

        The President and Chief Operating Officer - Medical Advances is responsible to the Chairman and Chief Executive Officer of Intermagnetics for coordinating and directing the activities of Medical Advances in accordance with the policies and objectives established in collaboration with the Chairman and Chief Executive Officer. Specific functions include development of Medical Advances' Operating Policies and Procedures for all Medical Advances' activities in accordance with Corporate Policies; establishing controls to maintain adequate communication and information flows; regularly evaluating the results of overall business operations and; ensuring that all business unit activities comply with government laws and regulations.

        Develop, formulate and communicate strategies and operational plans for Medical Advances; identify and evaluate new business opportunities; in collaboration with the Chairman and Chief Executive Officer and with corporate staff and other business units, staff Medical Advances; develop and monitor internal operations; develop and initiate external collaborations; initiate and monitor technology development.

        Prepare for approval all budgets for Medical Advances, and hold responsibility for adherence to the same; Report formally on a monthly basis to the Chairman and Chief Executive Officer.

        Develop plans for full commercial exploitation of promising opportunities with corporate and business unit staff, and other organizations as appropriate.

        Implement and monitor training of personnel.

2. QUALIFICATIONS:

        A. Preferred:

        A minimum of 12 years of management experience including prior experience managing a profit and loss business unit.

        B. Alternative:

        A minimum of 15 years experience including experience as functional manager of at least 2 of Medical Advances' primary functions: engineering, manufacturing, marketing/sales, quality assurance or materials.

                                    SCHEDULE B
                                   COMPENSATION


        Annual Salary         $125,000

        Car Allowance         $400 per month

        Employee shall be eligible to participate in Intermagnetics' Management Incentive Compensation Program for executive employees.

                                    SCHEDULE C
                                   STOCK OPTION

        At the first Board meeting following start of your employment we will request that the Board of Directors of Intermagnetics grant you an Incentive Stock Option which will allow you to purchase up to 25,000 shares of Intermagnetics Common Stock at a price per share equal to the fair market value on the date of the grant. This option may be exercised in installments of 20% of the total at the completion of each of the five years following the grant. You will have a total of ten years to purchase the total number of shares.